Exhibit 99.1

Zibo Jiazhou Chemical Industry Co., Ltd.
Financial Statements
For The Years Ended December 31, 2009 and 2008

1

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.

CONTENTS

PAGE	F - 1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F - 2-3	BALANCE SHEETS AS OF DECEMBER 31, 2009 AND 2008

PAGE	F - 4	STATEMENTS OF INCOME AND COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

PAGE	F - 5	STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

PAGE	F - 6-7	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

PAGE	F - 8-34	NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of:
Zibo Jiazhou Chemical Industry Co., Ltd.

We have audited the accompanying balance sheets of Zibo Jiazhou Chemical Industry Co., Ltd. (the “Company”) as of December 31, 2009 and 2008, and the related statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zibo Jiazhou Chemical Industry Co., Ltd. as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ K.P. Cheng & Co.
K.P. Cheng & Co.
Certified Public Accountants
Hong Kong, People’s Republic of China
September 17, 2010 except for Note 17 which is as of September 30, 2010

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
BALANCE SHEETS

ASSETS

	December 31, 2009	December 31, 2008
CURRENT ASSETS
Cash and cash equivalents	$828,921	$149,901
Restricted cash	31,684,762	17,770,965
Accounts receivable	9,973,984	1,314,317
Inventories	5,226,877	9,678,143
Notes receivable	132,019	655,193
Prepayments for goods, net of allowance of $155,329 and $155,326 at December 31, 2009 and 2008, respectively	4,107,529	8,475,512
Prepaid expenses and other receivables	435,286	467,341
Due from a related party	19,815,537	11,594,778
Due from an employee	2,933,756	-
Deferred taxes	61,834	101,283
Total current assets	75,200,505	50,207,433

LONG-TERM ASSETS
Property, plant and equipment, net	52,472,912	58,296,045
Construction in progress	21,362,696	91,686
Land use rights, net	3,363,622	2,085,410
Due from a related party	16,682,545	8,247,797
Deferred taxes	364,240	216,783
Total long-term assets	94,246,015	68,937,721

TOTAL ASSETS	$169,446,520	$119,145,154

See accompanying notes to the financial statements

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
BALANCE SHEETS

LIABILITIES AND SHAREHOLDERS’ EQUITY

	December 31, 2009	December 31, 2008
CURRENT LIABILITIES
Accounts payable	$2,820,108	$4,143,797
Other payables and accrued liabilities	841,931	792,536
Short-term bank loans	26,994,508	23,988,969
Customer deposits	1,079,497	1,334,408
Notes payable	47,317,998	35,829,877
Income tax payable	1,515,007	616,171
Payable to contractors	1,996,155	868,508
Due to related parties	230,208	263,856
Current portion of long-term bank loans	1,320,190	-
Total current liabilities	84,115,602	67,838,122

LONG-TERM LIABILITIES
Long-term bank loans	20,682,978	-
Total long-term liabilities	20,682,978	-

TOTAL LIABILITIES	104,798,580	67,838,122

COMMITMENTS AND CONTINGENCY	-	-

SHAREHOLDERS’ EQUITY
Registered capital	4,528,113	1,207,977
Additional paid-in capital	7,577,646	7,577,646
Retained earnings (restricted portion is $1,857,451 and $1,214,061 at December 31, 2009 and 2008, respectively)	47,349,607	37,344,215
Accumulated other comprehensive income	5,192,574	5,177,194
TOTAL SHAREHOLDERS’ EQUITY	64,647,940	51,307,032

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$169,446,520	$119,145,154

See accompanying notes to the financial statements

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

REVENUES	$56,920,742	$45,818,746

COST OF GOODS SOLD	46,030,417	40,133,116

GROSS PROFIT	10,890,325	5,685,630

General and administrative expenses	1,325,743	986,351

Selling and distribution expenses	11,725	8,843

INCOME FROM OPERATIONS	9,552,857	4,690,436

OTHER INCOME (EXPENSES)

Lease income from a related party, net	3,261,702	2,186,629

Interest expense, net	(1,398,369)	(977,125)

Other (expense) income, net	(484)	146,579

INCOME BEFORE INCOME TAXES	11,415,706	6,046,519

INCOME TAX EXPENSE	1,410,314	717,367

NET INCOME	10,005,392	5,329,152

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	15,380	2,804,720
OTHER COMPREHENSIVE INCOME	15,380	2,804,720

COMPREHENSIVE INCOME	$10,020,772	$8,133,872

See accompanying notes to the financial statements

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Registered Capital	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total

BALANCE AT DECEMBER 31, 2007	$1,207,977	$1,970,192	$32,015,063	$2,372,474	$37,565,706

Capital contribution	-	5,607,454	-	-	5,607,454

Foreign currency translation gain	-	-	-	2,804,720	2,804,720

Net income	-	-	5,329,152	-	5,329,152

BALANCE AT DECEMBER 31, 2008	$1,207,977	$7,577,646	$37,344,215	$5,177,194	$51,307,032

Capital contribution	3,320,136	-	-	-	3,320,136

Foreign currency translation gain	-	-	-	15,380	15,380

Net income	-	-	10,005,392	-	10,005,392

BALANCE AT DECEMBER 31, 2009	$4,528,113	$7,577,646	$47,349,607	$5,192,574	$64,647,940

See accompanying notes to the financial statements

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,005,392	$5,329,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,104,082	5,558,808
Provision for doubtful accounts	-	113,384
Loss on disposal of equipment	-	52,098
Deferred taxes	(108,007)	(250,539)

Changes in operating assets and liabilities:
(Increase) Decrease In:
Accounts receivable	(8,659,667)	(1,146,226)
Prepayments for goods	4,451,266	(2,343,439)
Inventories	4,367,983	(4,146,588)
Prepaid expenses and other receivables	32,055	(465,960)
Due from a related party	(4,979,448)	(3,386,009)

Increase (Decrease) In:
Accounts payable	(1,323,689)	3,647,690
Other payables and accrued liabilities	49,395	331,537
Customer deposits	(254,911)	(2,464,488)
Income taxes payable	898,836	616,171
Due to related parties	(33,648)	263,856
Net cash provided by operating activities	10,549,639	1,709,447

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment	(64,899)	-
Purchases of construction in progress	(20,143,206)	(673,001)
Purchases of land use rights	(1,493,410)	-
Issuance of notes receivable	(2,600,311)	(21,927,913)
Repayments of notes receivable	2,976,804	21,473,720
Deposit for a land use right and fixed assets to a related party	(8,434,565)	(3,117,111)
Repayments to a related party	(3,241,081)	(12,708,918)
Net cash used in investing activities	(33,000,668)	(16,953,223)

See accompanying notes to the financial statements

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	$(13,913,797)	$785,128
Due from an employee	(2,933,756)	-
Proceeds from short-term bank loans	34,069,208	32,708,307
Repayments of short-term bank loans	(31,064,043)	(30,681,577)
Proceeds from notes payable	117,684,695	161,594,164
Repayments of notes payable	(106,050,497)	(152,030,968)
Proceeds from long-term bank loans	22,003,007	-
Capital contribution from shareholders	3,320,136	-
Net cash provided by financing activities	23,114,953	12,375,054

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	663,924	(2,868,722)

Effect of exchange rate changes on cash	15,096	1,822,441
Cash and cash equivalents at beginning of year	149,901	1,196,182

CASH AND CASH EQUIVALENTS AT END OF YEAR	$828,921	$149,901

SUPPLEMENTARY CASH FLOW INFORMATION

Income taxes paid	$619,501	$372,554
Interest paid	$1,786,729	$1,512,093

SUPPLEMENTAL NON-CASH DISCLOSURES:

During 2009 and 2008, $0 and $9,052,396 were transferred from construction in progress to plant and equipment, respectively.

During 2009 and 2008, $0 and $5,607,454 of fixed assets were contributed by a shareholder, respectively. See Note 15.

During 2009 and 2008, $146,687 and $0 of notes payable was settled by bank acceptance notes, respectively.

See accompanying notes to the financial statements

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

1.  ORGANIZATION AND PRINCIPAL ACTIVITIES

Zibo Jiazhou Chemical Industry Co., Ltd. (the “Company” or “ZBJZ”) was incorporated under the laws of the People’s Republic of China (“PRC”) on March 1, 2001 as a limited liability company.

The Company is located in Shandong, PRC. The primary operations of the Company are the manufacture and sales of chemical products.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Concentrations

The Company has major customers who accounted for the following percentage of total sales and total accounts receivable:

Customers	Sales Years Ended December 31,		Accounts Receivable December 31,
	2009	2008	2009	2008
Company A	17%	-	60%	-
Company B	25%	18%	39%	-
Company C	25%	25%	-	58%
Company D	4%	12%	-	1%

The Company has major suppliers who accounted for the following percentage of total purchases and total accounts payable:

Suppliers	Purchases Years Ended December 31,		Accounts Payable December 31,
	2009	2008	2009	2008
Company E	10%	11%	40%	17%
Company F	25%	19%	-	28%
Company G	45%	16%	-	-
Company H	11%	18%	-	-

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b)	Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(c)	Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ materially from those estimates.

(d)	Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820-10 (formerly Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•Level 1—defined as observable inputs such as quoted prices in active markets;
•Level 2—defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
•Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(d)	Fair Value of Financial Instruments (Continued)

Cash and cash equivalents consist primarily of high rated money market funds at a variety of well-known institutions with original maturities of three months or less. Restricted cash represent time deposits on account to bank acceptance notes and collateral for short-term bank loans. The original cost of these assets approximates fair value due to their short term maturity. See Notes 11 and 12.

The carrying amounts of other financial assets and liabilities, such as accounts receivable, notes receivable, prepaid expenses and other receivables, due from an employee, due from a related party, accounts payable, other payables and accrued liabilities, short-term bank loans, customer deposits, notes payable, income tax payable, due to employees, due to a shareholder, payable to contractors and current portion of long-term bank loans, approximate their fair values because of the short-term maturity of these instruments.

(e)	Inventories

Inventories are stated at the lower of cost or net realizable value (market value). The cost of raw materials is determined on a weighted average basis. Finished goods costs are determined on a weighted average basis and comprise direct materials, direct labor and an appropriate proportion of overhead.

Net realizable value is based on estimated selling prices less any further costs expected to be incurred for completion and disposal.

(f)	Prepayments for Goods

Prepayments for goods represent cash paid in advance to suppliers for purchases of raw materials. An estimate for doubtful accounts is made when realization of the full amount is no longer probable. At December 31, 2009 and 2008, the Company has an allowance for doubtful accounts of $155,329 and $155,326, respectively.

(g)	Customer Deposits

Customer deposits consist of amounts paid to the Company in advance for the sale of products in the PRC. The Company receives these amounts and recognizes them as a current liability until the revenue can be recognized when the goods are delivered.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(h)	Property, plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives are as follows:

Buildings	30 years
Machinery	3-13 years
Motor Vehicles	8 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(i)	Construction in Progress

Construction in progress represents direct costs of construction or the acquisition cost of buildings or machinery and prepayments. Capitalization of these costs ceases and the construction in progress is transferred to fixed assets when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until the assets are completed and ready for their intended use.

(j)	Capitalized Interest

The interest cost associated with debt relating to construction projects is capitalized and included in the cost of the project. When no debt is incurred specifically for a project, interest is capitalized on amounts expended on the project using weighted-average cost of the Company’s outstanding borrowings. Capitalization of interest ceases when the project is substantially completed or development activity is suspended for more than a brief period. Capitalized interest for the years ended December 31, 2009 and 2008 was $455,671 and $0, respectively.

(k)	Land Use Rights

According to the laws of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. The land use rights granted to the Company are being amortized using the straight-line method over the lease term from seven to fifty years.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(l)	Impairment of Long-Term Assets

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in ASC 360-10-35-17 (SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”). The Company also periodically evaluates the amortization periods of its depreciable assets to determine whether subsequent events and circumstances warrant revised estimates of the useful lives. There was no impairment for the years ended December 31, 2009 and 2008.

(m)	Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:

-Persuasive evidence of an arrangement exists,
-Delivery has occurred or services have been rendered,
-The seller’s price to the buyer is fixed or determinable, and
-Collectability is reasonably assured.

(n)	Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to operations as incurred. Retirement benefits amounting to $6,472 and $10,715 were charged to operations for the years ended December 31, 2009 and 2008, respectively.

(o)	Foreign Currency Translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2009	2008
Year end RMB: US$ exchange rate	6.8172	6.8173
Average yearly RMB: US$ exchange rate	6.8173	7.0557

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(p)	Income Taxes

The Company accounts for income tax using the liability method. Deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future utilization is uncertain.

(q)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to recognize under current accounting standards as components of comprehensive income should be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current components of other comprehensive income are the foreign currency translation adjustment.

(r)	New Accounting Pronouncements

Effective January 1, 2009, the Company adopted ASC 815-10 (formerly SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities), which amends SFAS No. 133 and expands disclosures to include information about the fair value of derivatives, related credit risks and a company's strategies and objectives for using derivatives. The adoption of ASC 815-10 did not have a material effect on the Company’s financial statements as of December 31, 2009.

Effective January 1, 2009, the Company adopted ASC 815-40 (formerly Emerging Issues Task Force (“EITF”) Issue No. 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF 07-05”). ASC 815-40 addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity's own stock, which is the first part of the scope exception in paragraph 11(a) of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). If an instrument (or an embedded feature) that has the characteristics of a derivative instrument under paragraphs 6–9 of SFAS 133 is indexed to an entity's own stock, it is still necessary to evaluate whether it is classified in stockholders' equity (or would be classified in stockholders' equity if it were a freestanding instrument). Other applicable authoritative accounting literature, including Issues EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company Own Stock, and EITF 05-2, The Meaning of “Conventional Debt Instrument” in Issue No. 00-19, provides guidance for determining whether an instrument (or an embedded feature) is classified in stockholders' equity (or would be classified in stockholders' equity if it were a freestanding instrument). ASC 815-40 does not address that second part of the scope exception in paragraph 11(a) of SFAS 133. The adoption of ASC 815-40 did not have a material effect on the Company’s financial statements as of December 31, 2009.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(r)	New Accounting Pronouncements (Continued)

On April 9, 2009, the Financial Accounting Standards Board (“FASB”) also approved ASC 825-10 (formerly FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments) to require disclosures about fair value of financial instruments in interim period financial statements of publicly traded companies and in summarized financial information required by APB Opinion No. 28, Interim Financial Reporting. We are required to adopt ASC 825-10 for our interim and annual reporting periods ending after June 15, 2009. ASC 825-10 does not require disclosures for periods presented for comparative purposes at initial adoption. ASC 825-10 requires comparative disclosures only for periods ending after initial adoption. The adoption of ASC 825-10 did not have a material effect on the Company’s financial statements as of December 31, 2009.

In April 2009, the FASB updated guidance related to fair-value measurements to clarify the guidance related to measuring fair-value in inactive markets, to modify the recognition and measurement of other-than-temporary impairments of debt securities, and to require public companies to disclose the fair values of financial instruments in interim periods. This updated guidance became effective for the Company beginning June 1, 2009. The Company is currently evaluating the impact of the adoption of this guidance.

In June 2009, the FASB issued ASC 810-10 (formerly SFAS No. 167) Amendments to FASB Interpretation No. 46(R), which require an enterprise to perform an analysis and ongoing reassessments to determine whether the enterprises variable interest or interests give it a controlling financial interest in a variable interest entity and amends certain guidance for determining whether an entity is a variable interest entity. It also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprises involvement in a variable interest entity. ASC 810-10 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009 and for all interim reporting periods after that. The Company is currently evaluating the impact of the adoption of ASC 810-10.

In January 2010, the FASB issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires disclosure of transfers of assets and liabilities between Level 1 and Level 2 of the fair value measurement hierarchy, including the reasons and the timing of the transfers and information on purchases, sales, issuance, and settlements on a gross basis in the reconciliation of the assets and liabilities measured under Level 3 of the fair value measurement hierarchy. This guidance is effective for the Company beginning March 1, 2010. The Company is currently evaluating the impact of the adoption of this guidance.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

3.  LIQUIDITY

The Company has a working capital deficit of $8,915,097 at December 31, 2009. This was principally due to the Company paid deposit to a related party for a land use right and fixed assets.  The Company currently generates its cash flow through operating profit, and the Company had a net profit of $10,005,392 for the year ended December 31, 2009. As of the date of this report, the Company has not experienced any liquidity problems in settling payables in the normal course of business and repaying the bank loans when they become due. To improve liquidity, the Company may explore new expansion opportunities and funding sources from which the management may consider seeking external funding and financing.

4.  INVENTORIES

Inventories consist of the following:

	December 31, 2009	December 31, 2008
Raw materials	$3,930,087	$3,800,549
Work-in-progress	175,566	228,077
Finished goods	1,121,224	5,649,517
Total inventories	$5,226,877	$9,678,143

The net book value of $1,834,912 of raw materials inventory is pledged as collateral for two short-term bank loans at December 31, 2009. See Note 11.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

5.  NOTES RECEIVABLE

Notes receivable consist of the following:

	December 31, 2009	December 31, 2008
Bank acceptance notes (aggregated by month):
Due June, 2010 (Subsequently settled)	$14,669	$-
Due May, 2010 (Subsequently settled)	88,012	-
Due March, 2010 (Subsequently settled)	29,338	-
Due June, 2009 (Subsequently settled)	-	17,601
Due May, 2009 (Subsequently settled)	-	131,966
Due April, 2009 (Subsequently settled)	-	228,830
Due March, 2009 (Subsequently settled)	-	178,956
Due February, 2009 (Subsequently settled)	-	21,563
Due January, 2009 (Subsequently settled)	-	66,009
Due December, 2008 (Subsequently settled)	-	10,268
Total notes receivable	$132,019	$655,193

All the bank acceptance notes are interest free.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

6.  RELATED PARTY TRANSACTIONS

(I) Due From A Related Party

			December 31, 2009	December 31, 2008
Zibo Jiazhou Heat and Power Co., Ltd. (“ZJHP”), no fixed payment term, interest free, secured by Mr. Lu Lingliang, a significant shareholder of the Company	a	)	$14,636,667	$4,916,981
ZJHP, no fixed payment term, interest rate at 5.91% per annum, unsecured, subsequently settled	a	)	5,178,870	6,677,797
Total due from a related party			$19,815,537	$11,594,778

(II) Due From An Employee

	December 31, 2009	December 31, 2008
Current	$2,933,756	$-
Total due from an employee b)	$2,933,756	$-

(III) Due From A Related Party

			December 31, 2009	December 31, 2008
Zibo Eagle Textile Co., Ltd.	c	)	$16,682,545	$8,247,797

(IV) Due To Related Parties

			December 31, 2009	December 31, 2008
Lu Feng	d	)	$172,065	$240,051
Due to employees	e	)	58,143	23,805
Total due to related parties			$230,208	$263,856

a) Zibo Jiazhou Heat and Power Co., Ltd. (“ZJHP”) is controlled by Lu Lingliang, who is a significant shareholder of the Company.

For the years ended December 31, 2009 and 2008, the Company has transactions with ZJHP as follows:

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

6.  RELATED PARTY TRANSACTIONS (CONTINUED)

	2009	2008
Sales of steam to ZJHP	$6,223,324	$4,366,282
Lease of equipment to ZJHP	7,164,973	5,907,206
Purchases of electricity from ZJHP	2,052,909	1,547,889
Loan (collected from) advanced to ZJHP	(4,229,730)	6,684,046
Interest income from ZJHP	306,069	349,546

On January 5, 2009 and January 4, 2008, the Company signed a one year lease agreement for equipment and buildings with ZJHP with an annual rental fee of $7,164,973 and $5,907,206, respectively. During 2009 and 2008, equipment and buildings with a net book value of $35,233,127 and $38,777,606, respectively, were leased to ZJHP. See Note 8. For the years ended December 31, 2009 and 2008, depreciation for the property was $3,545,022 and $3,425,217, respectively, and related business taxes for the leases were $358,249 and $295,360, respectively. For the years ended December 31, 2009 and 2008, the net lease income was $3,261,702 and $2,186,629, respectively.  The lease was renewed in January 2010. See Note 17.

ZJHP provided guarantee of certain short-term bank loans borrowed by the Company. See Note 11.

b) Due from an employee represents a time deposit of $2,933,756 paid to an employee as collateral for a bank acceptance note. The balance was subsequently settled on March 9, 2010. See Note 12.

c)  Zibo Eagle Textile Co., Ltd. (“Eagle”) is controlled by a shareholder Lu Lingliang.  On December 23, 2007, the Company entered into an agreement with Eagle to purchase a land use right and fixed assets on the land with a total contract amount of $19,802,852.  The balances represent deposits paid to Eagle, and they are unsecured, interest free, and have no fixed repayment term. The land use right and fixed assets were pledged as collateral against certain short-term bank loans borrowed by the Company. See Notes 11 and 16.

d)  Lu Feng is a significant shareholder and the chairman of the Company.  Lu Feng is the brother of Lu Lingliang.  The balances represent businesss and travelling related expenses paid by Lu Feng on behalf of the Company. The outstanding balance is unsecured, interest free and has no fixed repayment term.  Lu Feng also provided a personal guarantee for the short-term bank loans borrowed by the Company. See Note 11.

e) Due to employees are interest-free, unsecured and have no fixed repayment terms. The amounts primarily represent business and traveling related expenses paid by employees on behalf of the Company.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

7.  PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

	December 31, 2009	December 31, 2008
At cost:
Buildings	$1,262,675	$1,262,656
Machinery	23,829,638	23,829,289
Motor Vehicles	755,526	690,616
Office equipment	57,513	57,512
Leased fixed assets	42,323,223	42,322,602
	68,228,575	68,162,675
Less : Accumulated depreciation
Buildings	$118,231	$72,733
Machinery	8,177,410	5,975,070
Motor Vehicles	326,096	236,545
Office equipment	43,830	37,286
Leased fixed assets	7,090,096	3,544,996
	15,755,663	9,866,630
Plant and equipment, net	$52,472,912	$58,296,045

For the years ended December 31, 2009 and 2008, the depreciation cost was $5,888,845 and $5,355,662, respectively.  See Note 8.

8.  OPERATING LEASE TO A RELATED PARTY

On January 5, 2009 and January 4, 2008, the Company signed a one year lease agreement for buildings and machinery with ZJHP with an annual rental fee of $7,164,973 and $5,907,206, respectively. The Company’s property on operating lease by major classes consists of the following:

	December 31, 2009	December 31, 2008
At cost:
Buildings	$731,349	$731,338
Machinery	41,591,874	41,591,264
	42,323,223	42,322,602
Less : Accumulated depreciation
Buildings	$61,035	$30,517
Machinery	7,029,061	3,514,479
	7,090,096	3,544,996
Leased fixed assets, net	$35,233,127	$38,777,606

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

8.  OPERATING LEASE TO A RELATED PARTY (CONTINUED)

For the years ended December 31, 2009 and 2008, the depreciation cost for the leased fixed assets was $3,545,022 and $3,425,217, respectively, which was recorded in the Company’s statements of income and comprehensive income as a cost of lease income from a related party. See Notes 6, 7 and 17.

9.  LAND USE RIGHTS, NET

Land use rights consist of the following:

	December 31, 2009	December 31, 2008
Cost of land use rights	$3,806,635	$2,313,180
Less: Accumulated amortization	443,013	227,770
Land use rights, net	$3,363,622	$2,085,410

Amortization expense for the years ended December 31, 2009 and 2008 was $215,237 and $203,146, respectively.

As of December 31, 2009, application for ownership certificates of two land use rights with a net book value of $1,875,188 was in process. The application for ownership certificates of the two land use rights was completed subsequently on September 7, 2010.

Amortization expense for the next five years and thereafter is as follows:

2010	$240,171
2011	240,171
2012	240,171
2013	240,171
2014	240,171
Thereafter	2,162,767
Total	$3,363,622

All of land use rights are pledged as collaterals for a long-term bank loan at December 31, 2009. See Note 13.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
10.  CONSTRUCTION IN PROGRESS

Construction in progress consists of the following:

	December 31, 2009	December 31, 2008
Buildings	$1,206,536	$14,669
Machinery	20,156,160	77,017
Total construction in progress	$21,362,696	$91,686

Capitalized interest for the years ended December 31, 2009 and 2008 is $455,671 and $0, respectively. See Note 13.

11.  SHORT-TERM BANK LOANS

Short-term bank loans consist of the following:

	December 31, 2009	December 31, 2008
Shanghai Pudong Development Bank, due May 12, 2010, interest rate at 5.84% per annum, guaranteed by Shandong Fengyang Co., Ltd. and the chairman of the Company (See Note 6) (Repaid on its due date)	$2,933,756	$-

Agriculture Bank of China, due May 12, 2010, interest rate at 6.90% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	1,466,878	-

Huaxia Bank, due May 5, 2010, interest rate at 5.31% per annum, guaranteed by Zibo Lanyan Group Co., Ltd. (Repaid on its due date)	4,400,634	-

China Citic Bank, due May 4, 2010, interest rate at 5.35% per annum, secured by raw materials inventory (See Note 6) (Repaid on its due date)	4,400,634	-

Qishang Bank, due April 17, 2010, interest rate at 9.03% per annum, guaranteed by ZJHP and Zibo Lanyan Group Co., Ltd. (Repaid on its due date)	2,053,629	-

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

11.  SHORT-TERM BANK LOANS (CONTINUED)

	December 31, 2009	December 31, 2008
Qishang Bank, due April 17, 2010, interest rate at 9.03% per annum, guaranteed by ZJHP, Zibo Jiazhou Hotel Co., Ltd, and Zibo Lanyan Group Co., Ltd. (Repaid on its due date)	$1,056,152	$-

Agriculture Bank of China, due March 30, 2010, interest rate at 6.90% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	1,833,597	-

Agriculture Bank of China, due March 26, 2010, interest rate at 6.90% per annum, guaranteed by Eagle’s land use right and fixed assets (See Note 6) (Repaid on its due date)	3,960,570	-

Agriculture Bank of China, due March 16, 2010, interest rate at 1.83% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	702,526	-

Agriculture Bank of China, due March 12, 2010, interest rate at 1.83% per annum, guaranteed by Shandong Jide Ecological Technology Co., Ltd. (Repaid on its due date)	702,598	-

Industrial and Commercial Bank of China, due February 23, 2010, interest rate at 1.26% per annum, secured by raw materials inventory (See Note 4) (Repaid on its due date)	843,154	-

Qishang Bank, due January 26, 2010, interest rate at 9.03% per annum, guaranteed by ZJHP and Zibo Jiazhou Hotel Co., Ltd. (Repaid on its due date)	2,640,380	-

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

11.  SHORT-TERM BANK LOANS (CONTINUED)

	December 31, 2009	December 31, 2008
Evergrowing Bank, due September 11, 2009, interest rate at 7.47% per annum, guaranteed by Shandong Fengyang Group Co., Ltd. and the chairman of the Company (Repaid on its due date)	$-	$2,933,713

Bank of China, due August 13, 2009, interest rate at 7.47% per annum, guaranteed by restricted cash of $2,455,518 (Repaid on its due date)	-	2,455,518

Qishang Bank, due May 13, 2009, interest rate at 11.32% per annum, guaranteed by ZJHP and Zibo Lanyan Group Co., Ltd. (Repaid on its due date)	-	3,667,141

Agriculture Bank of China, due May 12, 2009, interest rate at 7.56% per annum, guaranteed by Shandong Fengyang Group Co., Ltd. (Repaid on its due date)	-	1,466,856

Huaxia Bank, due April 29, 2009, interest rate at 6.72% per annum, secured by restricted cash of 1,364,176 (Repaid on its due date)	-	1,364,176

Huaxia Bank, due April 28, 2009, interest rate at 7.84% per annum, guaranteed by Zibo Lanyan Group Co., Ltd. (Repaid on its due date)	-	4,400,569

Agriculture Bank of China, due March 24, 2009, interest rate at 8.07% per annum, guaranteed by Eagle’s fixed assets (See Note 6) (Repaid on its due date)	-	3,667,141

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

11.  SHORT-TERM BANK LOANS (CONTINUED)

	December 31, 2009	December 31, 2008
Agriculture Bank of China, due March 9, 2009, interest rate at 8.54% per annum, guaranteed by Eagle’s fixed assets (See Note 6) (Repaid on its due date)	$-	$1,393,514

Agriculture Bank of China, due March 7, 2009, interest rate at 9.34% per annum, guaranteed by Eagle’s fixed assets (See Note 6) (Repaid on its due date)	-	733,428

Agriculture Bank of China, due Feburary 12, 2009, interest rate at 8.44% per annum, guaranteed by Zibo Lanyan Group Co., Ltd. (Repaid on its due date)	-	1,026,799

Agriculture Bank of China, due January 6, 2009, interest rate at 8.69% per annum, guaranteed Shandong Fengyang Group Co., Ltd. (Repaid on its due date)	-	880,114
	$26,994,508	$23,988,969

Interest expense for short-term bank loans during 2009 and 2008 was $1,786,729 and $1,512,093, respectively.

12.  NOTES PAYABLE

Notes payable consist of the following:

	December 31, 2009	December 31, 2008
Bank Acceptance Notes:
Due June 22, 2010 (Repaid on its due date)	$7,334,390	$-
Due June 21, 2010 (Repaid on its due date)	7,334,390	-
Due June 12, 2010 (Repaid on its due date)	2,933,756	-
Due June 4, 2010 (Repaid on its due date)	1,466,878	-

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

12.  NOTES PAYABLE (CONTINUED)

	December 31, 2009	December 31, 2008
Due May 19, 2010 (Repaid on its due date)	$5,867,512	$-
Due March 26, 2010 (Repaid on its due date)	3,667,195	-
Due March 16, 2010 (Repaid on its due date)	2,200,317	-
Due March 9, 2010, guaranteed by an employee’s time deposit (See Note 6) (Repaid on its due date)	2,933,756	-
Due February 13, 2010 (Repaid on its due date)	1,466,878	-
Due January 29, 2010 (Repaid on its due date)	2,933,756	-
Due January 22, 2010 (Repaid on its due date)	3,667,195	-
Due January 8, 2010 (Repaid on its due date)	880,127	-
Due June 29, 2009 (Repaid on its due date)	-	4,400,569
Due June 15, 2009 (Repaid on its due date)	-	3,373,770
Due April 27, 2009 (Repaid on its due date)	-	2,933,713
Due March 26, 2009 (Repaid on its due date)	-	3,667,141
Due March 23, 2009 (Repaid on its due date)	-	2,566,999
Due March 11, 2009 (Repaid on its due date)	-	2,933,713
Due March 10, 2009 (Repaid on its due date)	-	2,860,370
Due February 29, 2009 (Repaid on its due date)	-	2,933,713
Subtotal	42,686,150	25,669,988

Notes Payable to Unrelated Companies:
Due July 30, 2010, interest free, unsecured (Repaid on its due date)	879,115	-
Due July 30, 2010, interest rate at 9.16% per annum, unsecured (Repaid on its due date)	690,899	-

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

12.  NOTES PAYABLE (CONTINUED)

	December 31, 2009	December 31, 2008
Due January 31, 2010, interest free, unsecured (Repaid on its due date)	$75,541	$-
Due January 28, 2010, interest free, unsecured (Repaid on its due date)	202,841	-
Due January 13, 2010, interest free, unsecured (Repaid on its due date)	1,452,649	-
Due January 12, 2010, interest free, unsecured (Repaid on its due date)	23,191	-
Due January 9, 2010, interest free, unsecured (Repaid on its due date)	1,219,604	-
Due January 5, 2010, interest free, unsecured (Repaid on its due date)	88,008	-
Due January 5, 2009, interest free, unsecured (Repaid on its due date)	-	880,114
Due December 30, 2009, interest free, unsecured (Repaid on its due date)	-	330,043
Due September 30, 2009, interest free, unsecured (Repaid on its due date)	-	704,091
Due September 10, 2009, interest free, unsecured (Repaid on its due date)	-	44,006
Due July 3, 2009, interest free, unsecured (Repaid on its due date)	-	45,473
Due June 15, 2009, interest free, unsecured (Repaid on its due date)	-	293,371
Due June 10, 2009, interest free, unsecured (Repaid on its due date)	-	680,621
Due May 31, 2009, interest free, unsecured (Repaid on its due date)	-	241,298
Due May 25, 2009, interest free, unsecured (Repaid on its due date)	-	432,987

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

12.  NOTES PAYABLE (CONTINUED)

	December 31, 2009	December 31, 2008
Due May 6, 2009, interest free, unsecured (Repaid on its due date)	$-	$1,495,383
Due March 31, 2009, interest free, unsecured (Repaid on its due date)	-	2,739,575
Due January 31, 2009, interest free, unsecured (Repaid on its due date)	-	1,063,192
Due January 10, 2009, interest free, unsecured (Repaid on its due date)	-	1,209,735
Subtotal	4,631,848	10,159,889

Total	$47,317,998	$35,829,877

All the bank acceptance notes are subject to bank charges of 0.05% of the principal as a commission on each loan transaction. Bank charges for bank acceptance notes were $31,355 and $31,611 for the years ended December 31, 2009 and 2008, respectively.

Restricted cash of $31,684,762 and $17,770,965 is collateralized for the bank acceptance notes at December 31, 2009 and 2008, respectively.

13.  LONG-TERM BANK LOANS

Long-term bank loans consist of the following:

	December 31, 2009	December 31, 2008
Agriculture Bank of China, due July 13, 2013, interest rate at 6.34% per annum, guaranteed by Shandong Qingyuan Group Co., Ltd., Zibo Qingtian Properties Co., Ltd., Shangdong Qingtian Plastic Industry Co., Ltd., and Shandong Qingyuan Asphalt Technology Co., Ltd.. Principal is to be repaid every 3 months in 13 unequal installments from July 13, 2010, and interest is paid quarterly. (Repaid $293,379 on its due date)	$14,668,779	$-

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

13.  LONG-TERM BANK LOANS (CONTINUED)

	December 31, 2009	December 31, 2008
Agriculture Bank of China, due July 13, 2013, interest rate at 6.34% per annum, guaranteed by Zibo Fengyang Color Steel Co., Ltd. and secured by land use rights. See Note 9. Principal is to be repaid every 3 months in 13 unequal installments from July 13, 2010, and interest is paid quarterly.	7,334,389	-
Total long-term bank loans	22,003,168	-

Less: current portion	1,320,190	-

Long-term portion	$20,682,978	$-

The interest expense for the years ended December 31, 2009 and 2008 of $455,671 and $0 was capitalized in construction in progress, since the amount was used for construction. See Note 10.

The repayment schedule for the long-term bank loans is as follows:

2010	$1,320,190
2011	5,647,480
2012	11,368,304
2013	3,667,194
Total	$22,003,168

14.  TAXES

(I) Corporation Income Tax (“CIT”)

The CIT rate applicable to the Company is 25%. However, in accordance with the relevant taxation laws in the PRC, from the time that a company has its first profitable tax year, a foreign investment company is exempt from corporate income tax for its first two years and is then entitled to a 50% tax reduction for the succeeding three years. For the Company, the first profitable year for income tax purposes as a foreign investment company was 2006. The tax rate to the Company is 12.5% for the years ended December 31, 2010, 2009 and 2008.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

14.  TAXES (CONTINUED)

Effective January 1, 2007, the Company adopted ASC 740-10 (formerly FIN 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109). The interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.

Under ASC 740-10, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740-10 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2009, the Company does not have a liability for unrecognized tax benefits.

Income tax expense for the years ended December 31, 2009 and 2008 are summarized as follows:

	December 31, 2009	December 31, 2008
Current CIT expense	$1,518,321	$967,906
Deferred CIT benefit	(108,007)	(250,539)
Income tax expense	$1,410,314	$717,367

The Company’s income tax expense differs from the “expected” tax expense (computed by applying the CIT rate of 25% to income before income taxes) as follows

	December 31, 2009	December 31, 2008
Computed “expected” expense	$2,853,926	$1,511,630
Favorable tax rate effect	(1,426,963)	(755,815)
Permanent differences	(16,649)	(38,448)
Income tax expense	$1,410,314	$717,367

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

14.  TAXES (CONTINUED)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets and liabilities as of December 31, 2009 and 2008 are as follows:

	December 31, 2009	December 31, 2008
Deferred tax assets (liabilities):
Current:
General and administrative expenses	$14,758	$16,115
Cost of goods sold	46,703	86,310
Interest expense	373	(1,142)
Subtotal	61,834	101,283
Non-current:
Amortization	64,225	33,030
Depreciation	300,015	183,753
Subtotal	364,240	216,783

Net deferred tax assets	$426,074	$318,066

In June 2006, the FASB issued ASC 740-10 (formerly FIN 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109), which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in an income tax return. ASC 740-10 presents a two-step process for evaluating a tax position. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. The second step is to measure the benefit to be recorded from tax positions that meet the more likely than not recognition threshold, by determining the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement, and recognizing that amount in the financial statements. At the date of adoption, and as of December 31, 2009, the Company does not have a liability for unrecognized tax benefits. There was no effect on financial condition or results of operations as a result of implementing ASC 740-10.

(II) Value Added Tax (“VAT”)

Enterprises or individuals who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value added tax in accordance with the PRC laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

14.  TAXES (CONTINUED)

The VAT payable balance of $235,295 and $156,542 at December 31, 2009 and 2008, respectively, are included in other payables and accrued expenses in the accompanying balance sheet

(III) Tax Holiday

For the years ended December 31, 2009 and 2008 the PRC corporate income tax rate was 25%. The Company are entitled to favourable tax rates of 12.5% for the years ended December 31, 2009 and 2008.

The unaudited pro forma effects of the favourable tax rates available to the Company for the years ended December 31, 2009 and 2008 are as follows:

	December 31, 2009	December 31, 2008
Tax holiday effect	$(1,426,963)	$(755,815)

15.  SHAREHOLDERS’ EQUITY

(I) Registered Capital

The registered capital of the Company is as follows:

Registered Capital:	December 31, 2009		December 31, 2008

Lu Feng	$1,483,406	32.76%	$395,733	32.76%
Lu Lingliang	1,450,814	32.04%	387,036	32.04%
Singapore Castle Investment Pte. Ltd.	1,358,435	30.00%	362,393	30.00%
Zhang Meng	235,458	5.20%	62,815	5.20%
Total	$4,528,113	100%	$1,207,977	100%

On January 23, 2009, the Company increased its registered capital from $1,207,977 to $4,528,113. The shareholders contributed cash into the Company in a same proportion. Lu Feng and Lu Lingliang are brothers.

(II) Capital Contribution

On January 31, 2008, Lu Feng contributed fixed assets with a fair value of $5,607,454 into the Company unconditionally. The fair value of the fixed assets of $5,607,454 was determined by the management with reliance on a valuation report prepared by an independent appraisal firm, Shandong Shengming Certified Public Accountants. The Company recorded the amount to additional paid-in capital.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

16.   COMMITMENTS AND CONTINGENCY

(I) Contingency

As of December 31, 2009, the Company provided a corporate guarantee for a bank loan borrowed by Shandong Fengyang Co., Ltd. (“Fengyang”), which is incorporated in the PRC. As part of the corporate guarantee, Fengyang also provided a cross guarantee for a short-term bank loan of $2,933,756 borrowed by the Company.  See Note 11. If Fengyang defaults on the repayment of its bank loan, the Company is required to repay the outstanding balance. As of December 31, 2009, the guarantee provided for a bank loan borrowed by Fengyang was approximately $2,200,317, and due on December 14, 2010.

A default by Fengyang is considered remote by the management. Based on the information available to management, the fair values of the guarantees granted by the Company are not considered material and therefore no liability for the guarantor's obligation under the guarantee was recognized as of December 31, 2009.

(II) Lease Commitments

In April 2007, the Company signed a land lease agreement with Zhoucun District People’s Government Zhoujia Community Committees (“Committees”). The Company leased land from Committees for 35 years. The annual lease fee for the land is RMB286,500 (approximately $42,026). For the years ended December 31, 2009 and 2008, the lease expense was $42,026 and $40,605, respectively.

As of December 31, 2009, the Company has outstanding commitments with respect to non-cancellable operating lease for the land, which fall due as follows:

2010	$42,026
2011	42,026
2012	42,026
2013	42,026
2014	42,026
Thereafter	1,134,703
Total	$1,344,833

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

16.  COMMITMENTS AND CONTINGENCY (CONTINUED)

(III) Capital Commitments

As of December 31, 2009, the Company entered into agreements and made payments of $14,634,420 toward the purchases of production equipment to be used in the maleic anhydride project. The Company is required to pay the remainder of the purchase price of $6,299,196 prior to the delivery of the equipment, which is estimated to occur in 2010. The amount paid is recorded in construction in progress. Through December 31, 2009, the Company used its working capital and borrowed money from a local bank to fund the project. The Company estimates completion of the project by October 2010.

The Company entered two agreements toward the purchases of certain licensed technology and equipment to be used in the butanediol project with a contract amount of Euro 16,650,000 or $20,326,320 and RMB5,750,000 or $846,975, respectively.  As of December 31, 2009, the Company made payments of $6,602,125, and $126,151, respectively for the butanediol project. The Company is required to pay the remainders of the purchase price of $8,055,213 and $7,556,181 in total for the project, respectively, in the next first year and second year according to the terms of the agreement. The amount paid is recorded in construction in progress. The Company used its working capital and borrowed money from a local bank to fund the project. The Company estimates completion of the project in 2012.

As of December 31, 2009, the Company entered into an agreement and made payments of $16,682,545 toward the purchase of a land use right and fixed assets from Eagle. The Company is required to pay the remainder of the purchase price of approximately $3.1 million by the end of 2010. The amount paid is recorded in due from related party. See Note 6.

17.  SUBSEQUENT EVENTS

On January 1, 2010, the Company signed a lease agreement with ZJHP. Pursuant to the agreement, the Company leased a group of equipment with a net book value of $35,233,127 to ZJHP for one year. The annual lease income is approximately $6.7 million.

On August 28, 2010, Singapore Castle Investment Pte. Ltd. transferred its equity interests in the Company to YLL Investment Group Limited (“YLL”), an unrelated company. As a result, the Company is held by Lu Feng, Lu Lingliang, YLL and Zhang Meng with equity interests of 32.76%, 32.04%, 30.00% and 5.20%, respectively.

ZIBO JIAZHOU CHEMICAL INDUSTRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
17.  SUBSEQUENT EVENTS (CONTINUED)

On September 30, 2010, the Company entered into contractual agreements (known as a “variable interest entity” (VIE) arrangement) with Zibo Costar Information Consulting Co., Ltd. (“Zibo Costar”), under which Zibo Costar provides exclusive management and technical services and exclusive technology consulting services (collectively, the “Service Agreements”) to the Company in exchange for substantially all of the net income of the Company.  Zibo Costar is a wholly-owned foreign enterprise organized under the laws of the PRC, whose 100% registered capital is owned by Gold Champ Consultants Limited, a Hong Kong corporation (“Gold Champ”).  As collateral to ensure the Company’s payments under the Service Agreements, the shareholders of the Company, through an equity pledge agreement, pledged all of their rights and interests in the Company, including voting rights and dividend rights, to Zibo Costar. In addition, the shareholders of the Company, through an exclusive option agreement, granted to Zibo Costar an exclusive, irrevocable and unconditional right to purchase part or all of the equity interests in the Company when the purchase becomes permissible under the relevant PRC Law.

On September 30, 2010, the Bomps Mining, Inc., a California corporation (“Bomps Mining”), entered into a Share Exchange Agreement with Gold Champ and the shareholders of Gold Champ, pursuant to which the Bomps Mining acquired 100% of the issued and outstanding capital of Gold Champ in exchange for 19,861,700 shares of the Company’s common stock, par value $0.0001 (the “Share Exchange”). As a result of these transactions, the former shareholders of Gold Champ own securities that in the aggregate represent approximately 66% of the equity in Bomps Mining on September 30, 2010.